UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2014

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VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

This Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Village Bank and Trust Financial Corp. (the “Company”) on November 11, 2014 (the “Original Report”). The Company is filing this Amendment to provide additional information required by Item 3.02 that was not available at the time the Original Report was filed. The Original Report has not otherwise been updated to reflect events, results or developments that have occurred after the date thereof.

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, on November 11, 2014, the Company entered into a standby purchase agreement (the “Standby Purchase Agreement”) with Kenneth R. Lehman, a private investor (the “Standby Investor”). Pursuant to the Standby Purchase Agreement, the Standby Investor agreed, subject to there being sufficient shares available after purchases by shareholders exercising their basic subscription rights in the Company’s rights offering of common stock (the “Rights Offering”), to purchase from the Company, and the Company agreed to sell to him, at the subscription price in the Rights Offering, the lesser of (i) $8.0 million of the Company’s common stock (based on the subscription price per share), (ii) all shares of common stock not purchased by shareholders exercising their basic subscription privilege in the Rights Offering, and (iii) the maximum number of shares that he may purchase without causing an “ownership change” under Section 382(g) of the Internal Revenue Code of 1986, as amended. The subscription price in the Rights Offering was $13.87 per share.

On March 27, 2015, the Rights Offering and sale of shares to the Standby Investor were completed. The Standby Investor purchased an aggregate of 576,800 shares of the Company’s common stock, 333,007 of which were issued in exchange for 9,023 shares of the Company’s Series A preferred stock and 243,793 of which were purchased for cash. The aggregate purchase price for the shares issued to the Standby Investor was $8.0 million (including the value of the Company’s Series A preferred stock exchanged by the Standby Investor for shares of common stock of $4.6 million). The Company’s sales agents, Compass Point Research & Trading, LLC and Boenning & Scattergood, Inc., received an aggregate of $400,010 in sales commissions in connection with the shares sold to the Standby Investor.

The shares of common stock issued to the Standby Investor were offered and sold in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Regulation D promulgated thereunder. The Standby Purchase Agreement was a privately negotiated transaction that did not involve general solicitation, and the Standby Investor is an “accredited investor” as defined in Regulation D.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: April 2, 2015	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Executive Vice President and CFO

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